Exhibit 10.1

PSYCHEMEDICS CORPORATION

2006 INCENTIVE PLAN
As Amended and Restated on March 24, 2011

1.	Establishment, Purpose; Duration; Definitions

A.          Establishment of the Plan.  Effective March 22, 2006 (the “Effective Date”), Psychemedics Corporation, a Delaware corporation (hereinafter referred to as the “Company”), established an incentive compensation plan known as the Psychemedics Corporation 2006 Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.  On March 24, 2011, subject to shareholder approval at the Company’s 2011 Stockholders’ Meeting, the Company amended and restated the Plan and renamed it the “2006 Incentive Plan” to read as follows:

B.           Purpose.  The purpose of the Plan is to encourage key employees of the Company and of any Subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by offering equity-based and other incentives to certain present and future executives, non-employee directors, and other employees  who are in a position to contribute to the long-term success and growth of the Company, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

C.           Duration of the Plan.  The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to paragraph 11 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

D.           Definitions.  In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

"Act" shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Awards” shall mean Stock-Based Awards, Cash Performance Awards, or other Performance Awards.

“Board” shall mean the Board of Directors of the Company.

"Cash Performance Award” shall mean a Performance Award payable in cash.  The right of the Company to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Code” shall mean the Internal Revenue Code.

“Committee” shall mean the Compensation Committee of the Board or such other committee of the Board consisting of such members (not less than two) of the Board as are appointed from time to time by the Board, each of the members of which, at the time of any action under the Plan, shall be (i) a "non-employee director" as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an "outside director" as then defined under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and (iii) an "independent director" as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company's Common Stock may then be listed).  Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed.

“Corporate Event” means (i)  a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, (iv) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

"Designated Beneficiary" shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day.  If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

"Fiscal Year" shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

"Internal Revenue Code" shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time.  References to particular sections of the Internal Revenue Code shall include any successor provisions.

“ISO” shall mean an incentive stock option under Section 422 of the Internal Revenue Code.

“Participant”  shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee or other individual to whom such Award has been granted.

“Performance Award” shall mean an Award subject to Performance Criteria.

“Performance Criteria”  shall mean specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; customer service satisfaction rating; or any combination  of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing.  A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

"Restricted Stock” shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

"SARs" shall mean rights entitling the holder upon exercise to receive cash or Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

"Stock" shall mean Common Stock of the Company, par value $.005 per share.

“Stock-based Awards” shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, Unrestricted Stock, Stock Unit Awards and any Performance Awards consisting of any of the foregoing.

"Stock Options" shall mean options entitling the recipient to acquire shares of Stock upon payment of the exercise price and shall consist of ISO’s and non-statutory options.

“Stock Unit Awards” shall mean an award payable in shares of Stock. A Stock Unit Award may, but shall not be required to include a Performance Award.

 "Subsidiary" shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization "affiliated " with the Company, that is, directly or indirectly, through one or more intermediaries, "controlling", "controlled by" or  "under common control with", the Company.

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

2.	Administration of the Plan.

A.          Board or Committee Administration.  The Plan shall be administered by the Committee.  Subject to ratification of the grant or authorization of each Award by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to:

1.           construe and interpret the Plan, any written agreement evidencing an Award (an “Award Agreement”) and any other agreement or document executed pursuant to the Plan;

2.           prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

3.           select persons to receive Awards;

4.           determine the terms of Awards;

5.           determine the number of Shares or other consideration subject to Awards;

6.           determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company;

7.           grant waivers of Plan or Award conditions;

8.           determine the vesting, exercisability, transferability, and payment of Awards;

9.           correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

10.           determine whether an Award has been earned;

11.           amend the Plan; or

12.           make all other determinations necessary or advisable for the administration of the Plan.

The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

B.           Committee Actions.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine.  A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C.           Grant of Awards to Board Members.  Awards may be granted to members of the Board.  All grants of Awards to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons.  Members of the Board who either (i) are eligible to receive grants of Awards pursuant to the Plan or (ii) have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Awards, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Awards.

D.           Performance-Based Compensation.  The Committee, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder.

E.           Section 409A of the Code.  The Committee, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan are in compliance with, or are exempt from, the provisions of Section 409A of the Code.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan or any agreement granting an Award under the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Committee without the consent of the Grantee).

3.           Participants.  ISOs may be granted only to employees of the Company or any Related Corporation.  Awards other than ISO may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation.  The Committee may take into consideration a Participant's individual circumstances in determining whether to grant an Award.  The granting of any Award to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Awards.

4.           Rights Applicable to Awards.

A.	All Awards.

1.           Awards. Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, other Stock Based Awards; Cash Performance Awards; other Performance Awards; or grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

2.           Terms of Awards.  The Committee shall determine the terms of all Awards subject to the limitations provided herein.

3.           Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

4.           Vesting, Etc.  Without limiting the generality of Section 4(A)(2), the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

5.           Section 162(m). The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Committee shall pre-establish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)).  Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4(a)(v) shall be construed in a manner that is consistent with the regulations under Section 162(m).

B           Awards Requiring Exercise.

1.           Time and Manner of Exercise.  Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Company) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Company may require satisfactory evidence that the person exercising the Award has the right to do so.

2.           Exercise Price.   The Committee shall determine the exercise price of each Stock Option or SAR; provided, that each Stock Option or SAR must have an exercise price that is not less than the Fair Market Value of the Stock subject to the Stock Option, determined as of the date of grant.

3.           Payment of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

C           Awards Not Requiring Exercise.

1.           Restricted Stock.  Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon  (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber  shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate.  If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on Performance Criteria established by the Committee.  Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant.  Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company.  Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant.  From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

2.           Stock Unit Awards.  Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award,  the restrictions imposed thereon  (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and,  in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate.  If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the Award may be contingent on achievement over a specified performance period of one or more performance targets based on Performance Criteria established by the Committee.  Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant.  Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award.  The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance, including, without limitation, any voting rights or rights to share in dividends.

3.           Unrestricted Stock and Other Stock-Based Awards.  The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards.  The Committee shall determine the terms and conditions, if any, of any Other Stock Based Awards made under the Plan.

4.           Non Stock – Based Awards.  The Committee shall have the authority in its discretion to grant to eligible Participants Awards not based on the Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Plan.

5.           Limits on Awards under the Plan.

A.           Number of Shares.   A maximum of 500,000 shares of Common Stock, subject to adjustment as provided in Section 7, may be delivered in satisfaction of Stock-Based Awards under the Plan.

B.           Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant.  Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5B, such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq Stock Market, as applicable.

C.           Type of Shares.  Common Stock delivered by the Company under the Plan may be authorized but unissued shares of Common Stock or previously issued shares of Common Stock acquired by the Company and held in treasury.  No fractional shares of Common Stock will be delivered under the Plan.

D.           Stock-Based Award Limits.  The maximum number of shares of Common Stock subject to Awards that may be granted to any person in any calendar year  shall be 100,000.   Subject to such limitation, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Common Stock then available for Awards under the Plan.

E.           Other Award Limits.   No more than $500,000 may be paid to any individual with respect to any Cash Performance Award or other Performance Award (other than an Award expressed in terms of shares of  Common Stock or units representing Common Stock, which shall instead be subject to the limit set forth in Section 5D above).  In applying the dollar limitation of the preceding sentence: (i) multiple Cash or other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same Fiscal Year of the Company shall be subject in the aggregate to one $500,000 limit, and (ii) multiple Cash or other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same Fiscal Year of the Company shall be subject in the aggregate to separate $500,000 limits.

6.           Granting of Awards.  Awards may be granted under the Plan at any time on or after the Effective Date.  The date of grant of an Award under the Plan will be the date specified by the Committee at the time it grants the Award; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

7.           Adjustments for Stock Dividend, Recapitalizations, and Similar Events; Corporate Events.

A.          Dilution and Other Adjustments.  Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan Awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year, (iii) the performance-based events or objectives applicable to any Plan Awards, (iv) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (v) any combination of the foregoing.  Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

B.          Corporate Events.  Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement or a written employment agreement between the Participant and the Company which has been approved by the Committee, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 7A above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Stock Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (i) Stock Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (ii) Performance Awards  shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable Performance Criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards.  Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

C.          Other Treatment of Awards.  Subject to any greater rights granted to Participants under subparagraphs A, or B, in the event of a Corporate Event, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

D.          Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares of Common Stock issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Stock Option rather than assuming an existing option, such new Stock Option may be granted with a similarly adjusted exercise price.

8.           Duration of Plan; Amendment of Plan.  This Plan was adopted by the Board on March  22, 2006 and approved by the shareholders of the Company at the 2006 Annual Meeting of Stockholders on May 11, 2006.  This amendment and restatement was adopted by the Board on March  24, 2011 and approved by the shareholders of the Company at the 2011 Annual Meeting of Stockholders held on May 24, 2011.  The Plan shall have no expiration date, however no ISO’s may be granted after March 24, 2021.  The Board may terminate or amend the Plan in any respect at any time, except that, the Board shall not take any of the following actions without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following: (a) an increase in the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 7); (b) a material amendment of  the Plan (as such term is defined under applicable rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed, including, in addition to subsection (a) above, a material increase in the benefits to participants and any material expansion of the class of participants eligible to participate in the Plan and any expansion in the types of options or awards provided under the Plan); or (c) a modification of the provisions of paragraph 4(B) regarding the exercise price at which shares may be offered pursuant to Stock Options (except by adjustment pursuant to paragraph 7).  Except as otherwise provided in this paragraph 8, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Award previously granted to such grantee.

9.           Application Of Funds.  The proceeds received by the Company from the sale of shares pursuant to Stock Options granted under the Plan shall be used for general corporate purposes.

10.           Miscellaneous Provisions.

A.           The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

B.           Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

C.           All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

D.           No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

E.           The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes  which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

F.           No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive Awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

G.           The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any employee or Participant receiving an Award.

H.           The validity and construction of the Plan and the instruments evidencing Awards shall be governed by the laws of the State of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.